EXHIBIT 1.1

KongZhong Schedules Conference Call for 2008 Second Quarter Earnings

Beijing, July 28, 2008 - KongZhong Corporation (NASDAQ: KONG), a leading wireless value-added services (“WVAS”) and wireless media company in China, plans to release its 2008 second quarter financial results after the US financial markets close on August 14th, 2008. The Company will host a conference call at 8:30 pm (EST) to discuss the results.

(Speakers)
Yunfan Zhou, Chairman & Chief Executive Officer
Nick Yang, President
Sam Sun, Chief Financial Officer

Hong Kong Time:	August 15,	2008, Friday,	8:30 am
Eastern Time:	August 14,	2008, Thursday,	8:30 pm
Pacific Time:	August 14,	2008, Thursday,	5:30 pm

CONFERENCE CALL ACCESS NUMBERS:

China Toll Free Number:	10-800-130-0399
Hong Kong Toll Free Number:	###-##-####
USA Toll Free Number:	+1-888-679-8040
USA Toll Number:	+1-617-213-4851
PASSCODE:	27021038

https://www.theconferencingservice.com/prereg/key.process?key=PGH3WJU3H

REPLAY ACCESS NUMBERS (FOR 2 WEEKS):

USA Toll Free Number:	+1-888-286-8010
USA Toll Number:	+1-617-801-6888
PASSCODE:	56786960
WEBCAST:

http://ir.kongzhong.com/overview.htm

1.	For information, please contact:
2.	Sam Sun of KongZhong Corporation
3.	Tel:	+86-10-8857-6000
4.	Fax:	+86-10-8857-5891
5.	Email:	ir@kongzhong.com